UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 12, 2011 (December 8, 2011)

iMETRIK M2M SOLUTIONS INC.
 (Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54093
(Commission File No.)

740 Notre-Dame Street W, Suite 1555
Montreal, Quebec
Canada   H3C 3X6
(Address of principal executive offices and Zip Code)

(514) 295-9943
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to our industry, operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to iMetrik M2M Solutions Inc., a Nevada corporation, formerly known as Montreal Services Company Inc.

ITEM 5.06                  CHANGES IN SHELL COMPANY STATUS.

On or about December 8, 2011, as a result of our operations, we were no longer a “shell company” as that term is defined in Rule 405 of the Securities Act of 1933, as amended. This Form 8-K is being filed to disclose the foregoing and advise the public that we are no longer a “shell company” as defined in Rule 405 of the Securities Act of 1933, as amended.

PART I.

ITEM 1.                      BUSINESS.

History

We were incorporated under the laws of the State of Nevada on May 6, 2009. We were originally formed with the intent of creating a profitable service for placing Canadian citizens in accounting positions with Canadian corporations.  From the date of our incorporation until August 5, 2010, we were in the business of placing Canadian citizens in accounting positions with Canadian accounting firms and corporations located in the Province of Quebec.

On August 5, 2010, we filed a Certificate of Amendment with the State of Nevada, changing our name from “Montreal Services Company” to “iMetrik M2M Solutions Inc.” to reflect the new business orientation of the Company to be a provider of wireless communication services designed to control and manage the access and use of virtually any asset from anywhere in the world. Our shares of common stock are traded on the Bulletin Board operated by the Financial Industry Regulatory Authority under the symbol IMEK.

We maintain our statutory registered agent's office at 1000 East William Street, Suite 204, Carson City, Nevada 89701 and our business office is located at 740 Notre-Dame Street W, Suite 1555, Montreal, Quebec, Canada H3C 3X6.

We have signed a manufacturing agreement with an important manufacturer of highly complex circuits requiring high standards of quality and short manufacturing lead times.

Our mission is to be recognized as a world leading provider of wireless communication services designed to control and manage the access and use of virtually any asset from anywhere in the world. This is the world of Machine-to-Machine (Machine-to-Machine (M2M) which refers to technologies that allow both wireless and wired systems to communicate with other devices of the same ability). With the combination of its embedded device (an embedded system is a computer system designed for specific control functions within a larger system, often with real-time computing constraints. It is embedded as part of a complete device often including hardware and mechanical parts. By contrast, a general-purpose computer, such as a personal computer (PC), is designed to be flexible and to meet a wide range of end-user needs. Embedded systems control many devices in common use today), global network (a global network is any communication network which spans the entire earth. The term, as used here refers in a more restricted way to bidirectional communication networks, and to technology-based networks) and web service (a web service is a service that is accessed over a network such as the Internet or an  intranet), our platform (a platform  includes some sort of  hardware architecture and a  software framework, where the combination allows software, particularly  application software, to run)  moves the information from the source directly to the desktop, greatly reducing cost and implementation time, at the same time helping develop new service offerings and open up new markets.

We improve the management of remote assets. We provide technically sophisticated, user friendly web-based access (an application that is accessed over a network such as the Internet or an intranet) to the operating information gathered from remote assets such as stationary equipment like motors, vending machines, heating and air conditioning systems, through the use of an open wireless platform. This information is tailored to meet client’s financial, operational and/or security needs.

When incorporated into any business device, industrial machinery, consumer product or other financed or leased hardware, our device becomes an effective credit management service because it means that the mere physical possession of a thing no longer guarantees the right to use it.

For example, a consumer shops for a new flat screen television (equipped with an iMetrik M2M device). He would like to take advantage of a financing plan offered by the retailer so he can purchase the item on credit. When he buys the television the agreement states that if he falls behind on his payments, the iMetrik M2M device may be shut-off until he restores his account into good standing. He neglects to pay his bill and is past due. The credit granter logs on to the iMetrik M2M web site, and with just a click of the mouse, send a wireless instruction that activates an audible warning on the television. If the consumer ignores this warning, and his account remains past due for longer than the period predetermined by the creditor, iMetrik M2M automatically disables the television. The consumer now realizes that the only way he can enjoy the use of his TV once again is to catch up on his financial obligation for it.

Our system includes rugged devices with wireless communication, a GPS chipset (Global Positioning System (GPS) is a space-based satellite navigation system that provides location and time information in all weather, anywhere on or near the Earth, where there is an unobstructed line of sight to four or more GPS satellites), sensors, and web-applications (a web application is an application that is accessed over a network such as the Internet or an intranet) to monitor assets, warn managers of out of tolerance situations and provide timely and accurate information about asset utilization in order to feed key decision-making.

Our technology enables an asset, such as a heating and air conditioning unit, an elevator, vending machine or any other piece of equipment and machinery, to immediately and pro-actively report faults directly to a service center, leading to important reductions in downtime and maintenance costs.

When vital business equipment is in need of maintenance or repair, iMetrik Technology can be used to find and report faults to a service center, greatly reducing costs in payroll and downtime. When a fault is found an alert is sent immediately to a service center, allowing time to tend to the problem before further damage is caused. A repairman is sent to the facility. The detailed alert informs him of the location and nature of the problem, allowing a quick and efficient fix.

Our services combine wireless devices, embedded operating systems (an embedded system is a computer system designed for specific control functions within a larger system, often with real-time computing constraints. It is embedded as part of a complete device often including hardware and mechanical parts. By contrast, a general-purpose computer, such as a personal computer (PC), is designed to be flexible and to meet a wide range of end-user needs. Embedded systems control many devices in common use today), a wireless gateway (a gateway is a network point that acts as an entrance to another network) to the network carriers, web applications (an application that is accessed over a network such as the Internet or an intranet) and a secure hosting environment to provide carrier grade service to customers.

Change in Shell Company Status

Since August 5, 2010, we changed our orientation (mission) and are now going into bringing services to the Machine-to-Machine market ( Machine-to-Machine (M2M) which refers to technologies that allow both wireless and wired systems to communicate with other devices of the same ability). We changed our name to iMetrik M2M Solutions Inc. in August 2010.

We have hired a Chief Technical Officer (CTO) who will oversee all technical developments for iMetrik M2M, as well as keep a close relationship with the clients to guarantee the development and delivery of all product lines.

We have hired a VP Technology and Strategy who will oversee all M2M applications and strategy.

We have 3 employees and have over 10 independent contractors involved in M2M applications technical developments projects.

Our technical team has evaluated, implemented and completed testing of a functional prototype that enables the integration of 3rd party USB device into cellular gateway to connect through iMetrik-M2M platform. On July 26, 2011, we completed the development of our game changing Cellular Gateway (a gateway is a network point that acts as an entrance to another network). We are ready to introduce the market to our technology platform, one which opens up new possibilities in the Machine to Machine world by offering a plug and play system for deploying an entirely wireless M2M solution in a single step.

In July 2011, iMetrik M2M and Monnit Corporation announced a partnership that will enable them to offer the Machine-To-Machine (M2M) market a plug-and-play, end-to-end, cellular enabled wireless sensing solution. Using Monnit’s wireless sensors and Monnit web application, and iMetrik’s M2M Cellular Gateway with global connectivity, users will benefit from a system that eliminates development time and reduces installation to an absolute minimum.

In October 2011, Metropolitan Industries Inc,. the leading sump pump manufacturer in the US, has selected iMetrik M2M's all-wireless, web-based system to monitor its equipment and offer real-time preventive measures to keep their product offering ahead of the pack.

We have signed a manufacturing agreement with an important manufacturer of highly complex circuits requiring high standards of quality and short manufacturing lead times.

Over the past six months, we have been travelling in North America to meet potential clients and we have received orders from two customers. We have subcontracted the manufacturing of our first one hundred and twenty five (125) devices which should be delivered before the end of December 2011.

Overview

On January 28, 2011, we signed a Business Development Agreement with iMetrik Global Inc., granting an exclusive license to use the iMetrik platform, including devices, network, and applications, to bring solutions to the Machine-to-Machine (“M2M”) market.

Under the terms of the agreement, iMetrik M2M Solutions Inc. will have the exclusive right to market and distribute M2M services for stationary asset markets worldwide using the iMetrik technologies developed over the last six years, as well as developing new applications based on the iMetrik platform. This includes industrial, commercial and personal market segments such as building management, lighting systems, vending machines, point of sale terminals, information technology equipment, power supply systems, remote healthcare monitoring and mobile internet devices.

M2M refers to services that enable machines to communicate with a central server without requiring human intervention. M2M is not a new technology. In fact, it is based on a combination of several mature electronics, information and telecommunications technologies. M2M is mainly driven by the wide adoption of wireless network technologies, which served to open new markets namely for mobile assets, ease deployment and greatly reduce costs.

Over the past few years, standardized packet data wireless technologies, such as GSM/GPRS (GSM (Global System for Mobile Communications, originally Groupe Spécial Mobile), is a standard set developed by the Eiuropean Telecommunications Standards Institute to describe technologies for second generation (or " 2G") digital  cellular networks. Developed as a replacement for first generation analog cellular networks, the GSM standard originally described a digital, circuit switched network optimized for full duplex voice telephony), (General packet radio service (GPRS) is a packet oriented mobile data service on the 2G and 3G cellular communication system's global system for mobile communication), WiFi (Wi-Fi is a mechanism for wirelessly connecting electronic devices. A device enabled with Wi-Fi, such as a personal computer, video game console, smartphone, or digital audio player, can connect to the Internet via a  wireless network access point), and adoption of Internet Protocol (IP) standards have enabled the creation of M2M services previously not economically viable nor technically possible. As observed in many industries, the adoption of standards has accelerated implementation of M2M services. Many different asset-intensive industries, and particularly large enterprises, are now aware of the potential benefits that M2M represents for their operations, for example, helping reduce costs and optimize the utilization of resources and assets. Additionally these services can assist in preventive maintenance services, or launching new product offerings, creating new sources of revenue.

Inefficient management of assets, especially in asset-intensive industries such as utilities, transportation, discrete and process manufacturing, leads to overspending, lost production time, and dissatisfied customers.  As a result these can erode corporate profitability. To improve asset utilization companies are adopting enterprise asset management solutions to enhance overall profitability; asset utilization and asset performance; reduce equipment downtime; and increase inventory turns.

Geographical market

We promote our services in North America.  We intend to expand our operations to other geographical areas as we generate additional adequate revenues.

Market

Numerous market sectors fall comfortably under the M2M umbrella due to the need to respond to a wide array of requirements, depending on the nature of the machine and its location. We have the exclusive right to market and distribute M2M solutions for stationary asset markets worldwide using the iMetrik technologies developed over the last six years, as well as developing new applications based on the iMetrik platform. This includes industrial, commercial and personal market segments such as building management, lighting systems, vending machines, point of sale terminals, information technology equipment, power supply systems, security, remote healthcare monitoring and mobile internet devices. We will initially focus on Equipment Monitoring markets.

Website

We created and are maintaining a website which allows us to market our services on the Internet.

Competition

Because we are small and in a start-up phase, we face stiff competition from other company that have far more capital than we do.  Our competitive position within the industry is negligible in light of the fact that we have just started our operations.  Older, well established Companies with records of success will attract qualified clients away from us.  There are numerous competitors within our field.  These competitors are moderately sized and ones we hope to emulate in the future. Those Companies have established reputations and have built extensive client relationships within the industry.  Since we have just started operations, we cannot compete with them on the basis of reputation.  We compete with them on the basis of price and services and we hope to be able to provide a higher quality personal service to our initial customers.  We do this by spending and devoting more time to clients.  We believe this higher quality personal service distinguishes us.

Regulations

Our services are subject to federal, state, provincial and local laws and regulations concerning business activities generally. In Quebec we will be subject to the Civil Code of Quebec. There are no Canadian regulations pertaining to our business with which we need to comply other than registering provincially as a foreign corporation.  We are not obligated to register as a foreign corporation until we initiate operations.  We have registered as a foreign corporation in the Province of Quebec.

Properties

We own no property.

Employees and employment agreements

At present, we had two employment contracts. During the fiscal year ended May 31, 2011, we signed a Consulting Agreement with Jean-Paul Langlais pursuant to which, Mr. Langlais was providing sales, marketing, corporate development and management consulting services relating to the corporate activities of our Company. The “Engagement Period” is for one year. During the fiscal year ended May 31, 2011, we signed a Consulting Agreement with Michel St-Pierre pursuant to which, Mr. St-Pierre was providing the services to serve in the capacity of President and Chief Executive Officer of our company. The “Engagement Period” is for one year.

We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future.  There are presently no personal benefits available to our officers and directors.  Mr. St-Pierre handles our administrative duties.

Revenue

Initially, we intend to generate revenue from two sources:

1.         Fixed Price- By charging a fixed sale price on each device sold;
2.         Fixed Monthly Fee - By charging a fixed fee on each device sold and activated;

We intend to develop and maintain a database of all our clients so that we can anticipate various needs and continuously build and expand our services and products.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Source and Availability of Products and Services

Our devices are developed by our own technical team and independent developers on a contract basis. All devices will be manufactured by a number of suppliers and on a unit basis.  There is no shortage of raw material for our device.

Seasonality and Cyclicality

We do not believe we will be impacted by seasonal changes, however; expenditures by clients tend to vary in cycles that reflect overall economic conditions as well as buying patterns.

Proprietary Rights

We have no patents, copyrights or trademarks to protect our products.  We protect it only by keeping it a secret.  If someone learns to reproduce it, they will be able to compete with us.

Offices

We maintain our statutory registered agent's office at 1000 East William Street, Suite 204, Carson City, Nevada 89701 and our business office is located at 740 Notre-Dame Street W, Suite 1555, Montreal, Quebec, Canada H3C 3X6.

Our Current Operations

During the past few months, we have hired independent contractors that have worked on developing M2M (Machine-to-Machine) systems to serve major clients that are counting on us to open new markets for them in wireless M2M.

On July 7, 2011, we nominated Jonathan Barratt Chief Technical Officer (CTO) of the company, and as such he will oversee all technical developments for iMetrik M2M, as well as keep a close relationship with the clients to guarantee the development and delivery of all product lines. Jonathan graduated Magna Cum Laude from Harvard University, Cambridge, and brings with him over 20 years of experience in the IT industry. His past roles include such senior positions as director of VoIP Services at Openface Internet in Montreal, CTO of KnIFE ICT (Bangkok), software developers for Internet Security from March 2008 to March 2011, Co-Founder and General CTO of Voipin, Voice-Over IP service providers (also in Montreal) from June 2005 to March 2008, and was Co-Founder and Director of Software Development of EasyStockSoftware (Los Angeles) from March 2002 to May 2005.

We also nominated, Medhat Mahmoud as VP Technology and Strategy. Medhat holds a B. Sc. Engineering in Computer Science & Automatic Control from Alexandria University. His international profile brings more than 20 years of extensive Telecom experience with industry leaders, Ericsson, Alcatel, Lucent and GlobalStar USA, as well as multi-national operators in Canada, USA, Europe, Africa, Far East and the Middle East. He was with Ericsson Canada, from July 2000 to February 2010, he held various senior positions that included international assignments to Africa and the Middle East where he headed Core & IP Multimedia System Solutions Management with responsibility for major accounts and a target in the tens of millions USD. From February 2010 to present, he was co-founder and vice-president of Adegu Canada Inc., consultants in M2M applications and Telecom strategy.

Our technical team has evaluated, implemented and completed testing of a functional prototype solution that enables the integration of 3rd party USB device into cellular gateway to connect through our platform. On July 26, 2011, we completed the development of our Cellular Gateway. We are ready to introduce the market to our technology platform, one which opens up new possibilities in the Machine to Machine world by offering a plug and play system for deploying an entirely wireless M2M service in a single step.

In July 2011, iMetrik M2M and Monnit Corporation announced a partnership that will enable them to offer the Machine-To-Machine (M2M) market a plug-and-play, end-to-end, cellular enabled wireless sensing service. Using Monnit’s wireless sensors and iMonnit web application, and iMetrik’s M2M Cellular Gateway with global connectivity, users will benefit from a system that eliminates development time and reduces installation to an absolute minimum.

In October 2011, Metropolitan Industries Inc,. the leading sump pump manufacturer in the US, has selected iMetrik M2M's all-wireless, web-based system to monitor its equipment and offer real-time preventive measures.

We have signed a manufacturing agreement with an important manufacturer of highly complex circuits requiring high standards of quality and short manufacturing lead times.

We have been travelling in North America to meet potential clients and we have received orders from two customers.

ITEM 1A.                   RISK FACTORS.

1.         Our auditors have issued a going concern opinion meaning there is substantial uncertainty whether we will continue operations.

Our auditors have issued a going concern opinion in their report dated August 5, 2011. This means that, as of the time of the opinion, there was substantial doubt that we could continue as an ongoing business for the next twelve months. We had no revenue for the year ended May 31, 2011. Further, we posted net loss of $318,267 for the year ended May 31, 2011. These factors among others raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans for our continued existence include selling additional stock and borrowing additional funds to pay overhead expenses.  Our future success is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.  Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and its ability to continue in existence. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.         We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on May 6, 2009 and on August 5, 2010 we have changed our business operations to the Machine to Machine (M2M) market but realized no revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since beginning of development stage is $373,322. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*          our ability to locate customers who will buy our services
*          our ability to generate revenues

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating small revenues. We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues will cause us to go out of business.

3.         We have no clients or customers and we cannot guarantee we will ever have any.  Even if we obtain client and customers, there is no assurance that we will make a profit.

We have identified two potential clients and we cannot guarantee we ever will have any more clients or customers. Even if we obtain clients and customers for our services, there is no guarantee that we will make a profit.  If we don’t make a profit we will go out of business.

4.         Because we are small and do not have much capital, we must limit our operations.

Because we are small and do not have much capital, we must limit our operations.  Because we may have to limit our operations, we may not generate sufficient revenues to make a profit.  If we do not make a profit, we may have to suspend or cease operations.

5.         Because our management does not have prior experience in the Machine to Machine (M2M) market, we may have to hire individuals or cease operations.

Because our management does not have prior experience in the Machine to Machine (M2M) market, we may have to hire additional experienced personnel to assist us with our operations such as an individual that has had prior experience in working for or operating Telecommunication Corporation.  If we need the additional experienced personnel and we don’t hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

6.         We operate in a highly competitive industry and we cannot guarantee that we will ever achieve any level of success in competing for clients with other companies in the Machine to Machine (M2M) market.

The telecommunication industry is very competitive. We are at a competitive disadvantage in attracting clients due to our relatively small size and the fact we have just initiated operations.   In addition, there is not a significant barrier to entry by competitors. Our competitors are larger and more diversified than we are and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

7.         Our issuance of additional shares may have the effect of diluting the interest of shareholders; our common stock shareholders do not have pre-emptive rights.

Any additional issuances of common stock by us from our authorized but unissued shares may have the effect of diluting the percentage interest of existing shareholders. The securities issued to raise funds may have rights, preferences or privileges that are senior to those of the holders of our other securities, including our common stock. The board of directors has the power to issue such shares without shareholder approval. We fully intend to issue additional common shares in order to raise capital to fund our business operations and growth objectives.

8.         Since we are a Canadian company and most of our assets and key personnel are located in Canada, you may not be able to enforce any United States judgment for claims you may bring against us, our assets, our key personnel or the experts named in this prospectus.

We have been organized under the laws of Canada. Our assets are and will be located outside the United States. In addition, our sole officer and director is a resident of Canada. As a result, it may be impossible for you to affect service of process within the United States upon us or Mr. St-Pierre to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. In addition, a Canadian court may not permit you to bring an original action in Canada or to enforce in Canada a judgment of a U.S. court based upon civil liability provisions of U.S. federal securities laws.

9.         Because Michel St-Pierre, our sole officer and director, will own more than 50% of the outstanding shares, he will be able to decide who will be directors and you may not be able to elect any directors.

Mr. St-Pierre owns 50,000,000 shares and has control of the Company.  Mr. St-Pierre is able to elect all of our directors and control our operations.

10.       We are highly dependent on our executive management and only employee. Should we lose executive management or due to death, disability, and retirement or otherwise, such loss could adversely affect our management and operations.

We rely heavily on our executive management to provide services and for continued business development, including, in particular, our sole officer and director, Mr. Michel St-Pierre. At the present time, we do not have an employment agreement with any of our sole officer and director. Our business could be materially adversely affected if our executive officer, manager was to leave us and if we were unable to attract and retain qualified replacements.

11.       Because there is an extremely limited public trading market for our common stock, you may not be able to resell your stock.

There is currently an extremely limited public trading market for our common stock, and there may never be a broad public trading market. Therefore, investors may not be able to resell their common stock.

12.       Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

13.       Our proposed business is speculative and we have just begun operations in Machine to Machine (M2M) market.

Our plan of operation is speculative. We have not appointed officers and directors yet; our sole officer does not have a vast experience in the Machine to Machine (M2M) market. The likelihood of achieving our plans is remote, and it is possible that you could lose your entire investment.

14.       Need for substantial additional capital.

We are in need of substantial additional capital, without which our ability to continue as a going concern will be jeopardized. In order to fund our ongoing, day-to-day operations, we will continue to require significant amounts of additional capital, and the failure to obtain such additional capital will materially adversely affect our operations. In order to fully implement our plan of operation, it will be necessary to raise at least an additional $500,000. There is no assurance that we will be successful in raising additional capital. If we raise additional capital through the sale of common stock, you could experience significant dilution. If we are unsuccessful in raising such additional capital, you could lose your entire investment.

15.       FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The Financial Industry Regulation Authority (FINRA) has adopted rules that apply to broker/dealers in recommending an investment to a customer. The broker/dealers must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend our common stock to their customers, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing our stockholder's ability to resell shares of our common stock.

16.       Because We Will Be Primarily Dependent Upon One Product, Our Business Will Not Be Diversified, And We May Not Be Able To Adapt To Changing Market Conditions

Our success depends on our ability to develop machine to machine devices for our customers.  We do not have any other lines of business or other sources of revenue to rely upon if we are unable to sell our devices. Our lack of diversification means that we may not be able to adapt to changing market conditions.

ITEM 1B.                   UNRESOLVED STAFF COMMENTS.

None.

ITEM 2.                      FINANCIAL INFORMATION.

Operations

The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this Report on Form 8-K (this “Report”). This Report contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Certain statements contained in this Report, including, without limitation, statements containing the words "believes", "anticipates," "expects" and the like, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, as we issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaims any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Since inception, we have incorporated the company, retained an attorney to prepare a registration statement, retained an auditor to audit our financial statements, and prepared a registration statement.  We have created and are maintaining a website which allows us to market our services on the Internet. We have started our operations.

On August 5, 2010, we changed our name from “Montreal Services Company” to “iMetrik M2M Solutions Inc.”

On August 5, 2010, under a certificate of action without a meeting of shareholders, our shareholder who controls 86.78% of the voting power approved an amendment to our articles of incorporation whereby we increased our authorized shares of common stock from 100,000,000 shares to 500,000,000 shares with a par value of $0.00001 per share.

The shareholder approved that the Company pay a stock dividend of 9 additional shares of common stock for each 1 share of common stock outstanding. The record date for the stock dividend will be August 19, 2010.

Over the past few months, we have hired independent contractors that have worked on developing M2M services to serve major clients that are counting on us to open new markets for them in wireless M2M.

They have evaluated, implemented and tested a functional prototype that enables the integration of 3rd party USB device into cellular gateway to connect through iMetrik-M2M platform.

We have signed a manufacturing agreement with an important manufacturer of highly complex circuits requiring high standards of quality and short manufacturing lead times.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated small revenues. We believe the technical aspects of our website are sufficiently developed for our operations. We must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to continue our project implementation and continue our operations.

If we are unable to attract users of our services, or if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from our first offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Business Plan

Our mission is to be recognized as a world leading provider of wireless communication services designed to control and manage the access and use of virtually any asset from anywhere in the world. This is the world of Machine-to-Machine (Machine-to-Machine (M2M) which refers to technologies that allow both wireless and wired systems to communicate with other devices of the same ability). With the combination of its embedded device, global network and web service, our platform moves the information from the source directly to the desktop, greatly reducing cost and implementation time, at the same time helping develop new service offerings and open up new markets.

We intend to concentrate on recurring service revenues, as more and more product functionalities will be marketed, thus building a large base for pay-per-use fees, which will be based on the nature of the service rendered.

The initial sales strategy consisted in identifying existing sales organizations which were subject matter experts (SME) in the verticals they served, and allowing them to sell under their own brand name. The strong recognition by the market of the superiority of the iMetrik product over all competition leads us to undertake selling under our own brand in the verticals being currently addressed, as well as in future verticals. When stand-alone branding will not be feasible, co- branding will be preferred.

iMetrik M2M’s method of developing value is based upon technological vertical integration. We offer our clients a complete wireless service delivery chain to allow them to efficiently deploy M2M solutions worldwide. iMetrik M2M enables an “M2M Solution in a box,” a one-stop-shop or an end-to-end wireless service allowing their clients to quickly deploy and compete in the M2M wireless space.

Through our license from iMetrik Global, iMetrik M2M acts as an MVNO (a mobile  network operator (MVNO) is a company that provides  mobile phone services directly to their own customers but does not own key  network assets such as a licensed  frequency allocation of radio spectrum and the  cell tower infrastructure), operating in the M2M ecosystem. We supply wireless devices and web applications but without the ownership of the radio frequencies. MVNOs, by definition, are companies that provide wireless devices, applications, and purchase wholesale airtime on an existing wireless network to provide their own branded services to end-users.

Results of Operations

For the Three Month Period ended August 31, 2011

Overview

We posted net losses of $103,889 for the three month period ended August 31, 2011. For the three month period ended August 31, 2011 we had no gross revenues. We are not generating revenues because we are presently testing a functional prototype solution that enables the integration of 3rd party USB device into cellular gateway to connect through iMetrik-M2M platform. This prototype iteration is the final production design for production that will be delivered to customers.

For the three month period ended August 31, 2011, the Company has spent $6,895 in professional fees, $48,000 in salary and $30,776 in research and development. This is compared to development stage expenditures for the three month period ended of August 31, 2010, were $3,000 in salaries, $32,162 in consulting and $12,456 in professional fees.

Total Cost and Expenses

For the three month period ended August 31, 2011, we incurred total costs and expenses of $103,889. This compared to $48,267 for the same periods of 2010. The increase in total cost and expenses resulted from the salary and the research and development expenses.

Selling, General and Administration

For the three month period ended August 31, 2011, we incurred selling, general and administration expenses of $66,450. This compared to $48,267for the same periods last year. The increase is primarily related to the salary expense.

Interest

We calculate interest in accordance with the respective note payable. For the three month period ended August 31, 2011, we incurred a charge of $6,663. This compared to $1,085 for the same period of the previous year. The increase reflects the debts increase.

Liquidity and Capital Resources

At August 31, 2011, we had $27,344 in cash, as opposed to $15,324 in cash at May 31, 2011. Total cash requirements for operations for the three month period ended August 31, 2011 was $67,735. As a result of its new business plan, management estimates that cash requirements through the end of the fiscal year ended May 31, 2012 will be between $125,000 thousand to $500,000 thousand. As of the date of this Report, we do not have available resources sufficient to cover the expected cash requirements through the end of the third quarter of 2012 or the balance of the year. As a result, there is substantial doubt that we can continue as an ongoing business without obtaining additional financing. Management’s plans for maintaining our operations and continued existence include selling additional equity securities and borrowing additional funds to pay operational expenses. There is no -assurance we will be able to generate sufficient cash from operations, sell additional shares of Common Stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and our ability to continue our existence. If our losses continue and we are unable to secure additional financing, we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.

At August 31, 2011, we had total assets of $27,944 compared to total assets of $15,924 at May 31, 2011.

At August 31, 2011, we had total current liabilities of $432,861 compared to total current liabilities of $316,952 at May 31, 2011. The liabilities are mainly due to (i) accrued operational costs ($121,698), (ii) note payable $166,164 and (iii) loan notes from shareholders ($144,999).

For the three month period ended August 31, 2011, the Company received additional loans from Michel St-Pierre, a shareholder, in the amount of $24,916.  In 2011, the Company received loans of $88,198. As of August 31, 2011, the loans amounted to $144,999. These loans carry an interest of 10% and are payable on demand.

For the Twelve Month Period ended May 31, 2011 and 2010

Overview

We posted net losses of $318,267 for the year ended May 31, 2011 as compared to net losses of $31,512 last year. The loss resulted mainly from selling, general and administrative expenses.

For the year ended May 31, 2011, the Company has spent $165,275 in professional fees, $105,000 in salary and $23,384 in research and development. For the year ended May 31, 2010, the Company has spent $21,000 in professional fees, $6,000 in salary and $2,000 in consulting.

Sales

For the year ended May 31, 2011 we had no gross revenues as compared to gross revenues of $600 in 2010. For the year ended May 31, 2010 we had $600 in gross revenues as a result of placing a Canadian citizen in a temporary accounting position

Total Cost and Expenses

For the year ended May 31, 2011, we incurred total costs and expenses of $318,267. This compared $32,112 for last year.

Of the foregoing, $308,609 was for selling, general and administration expenses and $9,658 was for interest on our liabilities. In 2010, $29,648 was for selling, general and administration expenses and $2,461 was for interest on our liabilities.

Interest

We calculate interest in accordance with the respective note payable. For the year ended May 31, 2011, we charged $9,658. This compared to $2,461 for last year. The increase is caused by short term loans with high interest.

Liquidity and Capital Resources

At May 31, 2011, we had $15,324 in cash, as opposed to $69,282 in cash at May 31, 2011. Total cash requirements for operations for the twelve month period ended May 31, 2011 was $142,156. As a result of its new business plan, management estimates that cash requirements through the end of the fiscal year ended May 31, 2012 will be between $100,000 to $250,000. As of the date of this Report, we do not have available resources sufficient to cover the expected cash requirements through the end of the third quarter of 2012 or the balance of the year. As a result, there is substantial doubt that we can continue as an ongoing business without obtaining additional financing. Management's plans for maintaining our operations and continued existence include selling additional equity securities and borrowing additional funds to pay operational expenses. There is no assurance we will be able to generate sufficient cash from operations, sell additional shares of Common Stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and our ability to continue our existence. If our losses continue and we are unable to secure additional financing, we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.

At May 31, 2011, we had total assets of $15,924 compared to total assets of $69,882 for a decrease of $53,958 in cash.

At May 31, 2011, we had total current liabilities of $316,952 compared to total current liabilities of 52,643 at May 31, 2010 for an increase of $264,309. The liabilities were mainly due to (i) accrued operational costs ($85,544) and (ii) loan notes from shareholders ($120,083) and (iii) loan note payable ($111,325). In 2010, the liabilities were mainly due to (i) accrued operational costs ($20,758) and (ii) loan notes from shareholders ($31,885).

On May 31, 2011 we received loans from Michel St-Pierre, a shareholder, in the amount of $72,083. These loans carried an interest of 10% and is payable on demand. On May 31, 2010 we received loans from Michel St-Pierre, a shareholder, in the amount of $31,885. These loans carried an interest of 10% and is payable on demand.

Our financial condition raises substantial doubt about our ability to continue as a going concern. Management's plan for our continued existence includes selling additional stock through private placements and borrowing additional funds to pay overhead expenses while maintaining marketing efforts to raise our sales volume. Our future success is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and our ability to continue as a going concern.

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Memorandum. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We have only had operating losses which raise substantial doubts about our viability to continue our business and our auditors have issued an opinion expressing the uncertainty of our Company to continue as a going concern. If we are not able to continue operations, investors could lose their entire investment in our Company.

Limited Operating History

We have a history of operating losses, and may continue to incur operating losses. We experienced losses during the fiscal year ending May 31, 2011. With respect to the audited year ending May 31, 2011, we incurred losses of $318,267 (compared with losses of $31,512 for the same period last year). We had negative working capital for the year ending May 31, 2011 of $301,028, (compared with positive working capital of $17,239 for the same period last year), and a stockholders' deficiency of $301,028 as of May 31, 2011 (compared with a stockholders' equity of $17,239 audited as of May 31, 2010).  All of these developments raise substantial doubt about our ability to continue as a going concern. As a result of these losses and the losses incurred as of May 31, 2011, our auditors may issue an opinion in their audit report for the year ended May 31, 2011 expressing uncertainty about the ability of our Company to continue as a going concern. This means that there is substantial doubt whether we can continue as an ongoing business without additional financing and/or generating profits from our operations.

We have no operations upon which to base an evaluation of our performance. We were previously in the business of providing consultation to business executives. We were never retained by anyone to provide such services. Accordingly, we have very limited business operating history.  In November, 2009 we placed a Canadian citizen in a temporary accounting position with a Canadian corporation. The contract was for one month.

Contractual Obligations

The Company is not party to any contractual obligations.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements other than as described above.

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

ITEM 3.                      PROPERTIES.

We do not own any real estate. We do not plan on investing in real estate in the near future. We believe that its current office facilities will be sufficient for the foreseeable future.

ITEM 4.                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this Report by (i) each of our directors, (ii) each of our  officer named in the Summary Compensation Table, (iii) each person who is known by us  to be the beneficial owner of more than five percent of our  outstanding common stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

The percentage of ownership set forth below reflects each holder's ownership interest in the 57,615,000 shares of our common stock outstanding as of November 30, 2011.

Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	Shares	Options/ Warrants	Total	Percent
Michel St-Pierre (2)	50,000,000	0	50,000,000	86.78%
Jonathan Barratt	0	0	0	0%
Medhat Mahmoud	0	0	0	0%

All executive officers and directors as a group (3 persons)	50,000,000	0	50,000,000	86.78%

(1)	The mailing address for the listed individuals is c/o iMetrik M2M Solutions, Inc., 740 Notre-Dame West, Montreal, Quebec, H3C 3X6.
(2)	Owner of 5% or more of our common stock. Mr.St-Pierre, is the President and Chief Executive Officer.

ITEM 5.                      DIRECTORS AND EXECUTIVE OFFICERS.

The following table presents information with respect to our officers, directors and significant employees as of the date of this Report:

Name	Age	Position
Michel St-Pierre	49	president, principal executive officer, principal
941 de Calais street,		accounting officer, principal financial officer,
Mont St-Hilaire, Quebec,		secretary, treasurer and sole member of the board of
Canada, J3H 4T7		directors

Jonathan Barratt	33	chief technical officer
610-49 Condo A-Space,
Asok Din Daeng, Din Dang,
Bangkok, 10400, Thailand

Medhat Mahmoud	46	vp technology and strategy
6-581 Scarlett Rd.
Toronto, Ontario

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

Biographical Information Regarding Officers and Directors

Michel St-Pierre, President, CEO and Chief Financial Officer.

Mr. St-Pierre has served as our sole officer and director since our inception on May 6, 2009. Mr. St-Pierre is a registered chartered accountant in Quebec, Canada. Before working for the Company, Mr. St-Pierre has served as an officer of the Ecolocap Solutions since July 2006. Mr. St-Pierre has served as Chief Financial Officer of a public shell company, Tiger Renewable Energy Limited (formerly known as Tiger Ethanol International Inc. and Arch Management) since January, 2007 and held positions as the Finance Director (comparable to Corporate Treasurer) at SPB Canada Inc. from 2004-2006, Symbior Technologies Inc. from 2003-2004.

Jonathan Barratt, Chief Technical Officer.

Jonathan Barratt was nominated Chief Technical Officer (CTO) on July 20, 2011, and as such will oversee all technical developments for iMetrik M2M. Jonathan graduated Magna Cum Laude from Harvard University, Cambridge, and brings with him over 20 years of experience in the IT industry.  His past roles include such senior positions as director of VoIP Services at Openface Internet in Montreal, CTO of KnIFE ICT (Bangkok), software developers for Internet Security from March 2008 to March 2011, Co-Founder and General CTO of Voipin, Voice-Over IP service providers (also Montreal) from June 2005 to March 2008, and was Co-Founder and Director of Software Development of EasyStockSoftware (Los Angeles) from March 2002 to May 2005.

Medhat Mahmoud, VP Technology and Strategy.

Medhat Mahmoud was nominated VP Technology and Strategy on July 20, 2011. Medhat holds B.Sc. Engineering in Computer Science & Automatic Control from Alexandria University.  Medhat was with Ericsson Canada ( NASDAQ: ERIC ), from 2000 to February 2010, he held positions that included international assignments to Africa and the Middle East as Director, Core Network Solutions Management, and to Saudi Arabia where he headed the Core & IP Multimedia System Solutions Management department with responsibility for major accounts and a target in the tens of millions USD. From February 2010 to present, Medhat was founder and president of Adegu Ltd, consultants in M2M applications and Telecom strategy.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

All officer, directors and owners of 10% or more of our shares of common stock have filed all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

Conflicts of Interest

There are no conflicts of interest.  Further, we have not established any policies to deal with possible future conflicts of interest.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Audit Committee and Charter

We have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. A copy of the audit committee charter is filed as Exhibit 99.2 to our Form 10-K on August 20, 2010.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the code of ethics is filed as Exhibit 14.1 to our Form 10-K on August 20, 2010.

Disclosure Committee and Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports. A copy of the disclosure committee charter is filed as Exhibit 99.3 to our Form 10-K on August 20, 2010.

As of May 31, 2011, we had one director. Mr. St-Pierre is not independent.

Involvement in Certain Legal Proceedings

During the past ten years, Mr. St-Pierre, Mr. Jonathan Barratt and Mr.Medhat Mahmoud have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or
iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 6.                      EXECUTIVE COMPENSATION.

Compensation of Officers

Option award compensation is the fair value for stock options vested during the period, a notional amount estimated at the date of the grant using the Black-Scholes option-pricing model. The actual value received by the executives may differ materially and adversely from that estimated. A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and other executives for the most recent three years is as follows:

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michel St-Pierre	2011	57,000	0	0	0	0	0	0	57,000
President, Treasurer,	2010	6,000	0	0	0	0	0	0	6,000
CEO, CFO, Secretary	2009	0	0	0	0	0	0	0	0

Jonathan Barratt	2011	16,000	0	0	0	0	0	0	16,000
CTO, Chief	2010	0	0	0	0	0	0	0	0
Technical Officer	2009	0	0	0	0	0	0	0	0

Medhat Mahmoud	2011	48,000	0	0	0	0	0	0	48,000
VP Technology &	2010	0	0	0	0	0	0	0	0
Strategy	2009	0	0	0	0	0	0	0	0

(1)	Mr. St-Pierre has been appointed president and CEO on May 20, 2009.

(2)	Mr. Barratt has been appointed CTO on July 20, 2011.

(3)	Mr. Mahmoud has been appointed VP Technology & Strategy on July 20, 2011.

Employment Contracts

During the fiscal year ended May 31, 2011, we signed a Consulting Agreement with Jean-Paul Langlais pursuant to which, Mr. Langlais was providing sales, marketing, corporate development and management consulting services relating to the corporate activities of our Company. The “Engagement Period” is for one year. During the term of this Agreement, the Consultant shall be paid a fee at the rate of Ninety Six Thousand Dollars ($96,000) per annum.

During the fiscal year ended May 31, 2011, we signed a Consulting Agreement with Michel St-Pierre pursuant to which, Mr. St-Pierre was providing the services to serve in the capacity of President and Chief Executive Officer of our company. The “Engagement Period” is for one year.

Other Executive Officers

During 2011, other than those disclosed above, no other employment contracts have been executed by our company for any other executive officer.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our company or as a result of a change in the responsibilities of an executive following a change in control of our company.

Directors’ Compensation
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michel St-Pierre	0	0	0	0	0	0	0

The persons who served as members of our board of directors, including executive officers did not receive any compensation for services as a director for 2011.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Transactions with Michel St-Pierre

During the three month period ended August 31, 2011, we received loans from Michel St-Pierre, a shareholder, in the amount of $24,916. For the year ended May 31, 2011, we received loans of $88,198. The amount owed to Michel St-Pierre at August 31, 2011 is $144,999.These loans carry an interest of 10% and are payable on demand.

In 2011, we entered into a Consulting Agreement (the “Agreement”) with Michel St-Pierre to provide us with consulting services relating to financial, accounting and management relating to the corporate activities of the Company’s management. The Agreement has a one year term, and for his services Michel St-Pierre will be paid a fee at the rate of Ninety Six Thousand Dollars ($96,000) per annum.

ITEM 8.                      LEGAL PROCEEDINGS.

We are not presently a party to any litigation.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our shares of common stock are traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) under the symbol IMEK. The shares trading of our common stock began on July 6, 2010.

The following table sets forth for the periods indicated the high and low close prices for the Common Shares in U.S. Dollars. These quotations reflect only inter dealer prices, without retail mark up, mark down or commissions and may not represent actual transactions.

Fiscal Year
Ending May 31, 2012	High Bid	Low Bid
Second Quarter: 9/1/10 to 11/30/10	0.45	0.20
First Quarter: 6/1/10 to 8/31/10	0.50	0.43

Fiscal Year
Ending May 31, 2011	High Bid	Low Bid
Fourth Quarter: 3/1/11 to 5/31/11	0.48	0.30
Third Quarter: 12/1/10 to 2/28/11	0.45	0.35
Second Quarter: 9/1/10 to 11/30/10	0.00	0.00
First Quarter: 6/1/10 to 8/31/10	0.15	0.15

Fiscal Year
Ending May 31, 2010	High Bid	Low Bid
Fourth Quarter: 3/1/10 to 5/31/10	0.00	0.00
Third Quarter: 12/1/09 to 2/28/10	0.00	0.00

Holders

As of November 30, 2011, we had forty stockholders of record.

Dividends

We have never declared or paid cash dividends. There are currently no restrictions which limit our ability to pay dividends in the future.

Securities authorized for issuance under equity compensation plans

There is no equity compensation plan at the present time.

Section 15(g) of the Securities Exchange Act of 1934

Our company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares

Equity Incentive Plan

We do not have an Equity Incentive Plan.

ITEM 10.                    RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Michel St-Pierre	May 29, 2009	5,000,000	$50.00
941 de Calais Street
Mont St-Hilaire, Quebec
Canada J3H 4T7

We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The transaction was concluded outside the United States of America and Mr. St-Pierre is a non US person.

On September 28, 2010 we paid a stock dividend of 9 additional shares of common stock for each 1 share of common stock outstanding. The record date for the stock dividend was August 18, 2010.

ITEM 11.                    DESCRIPTION OF THE REGISTRANT’S SECURITIES.

Common Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.  78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay or make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation.  Neither of the foregoing events seems likely will occur.  Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

ITEM 12.                    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in its best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorneys fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

ITEM 13.                    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

IMETRIK M2M SOLUTIONS INC
(Formerly known as MONTREAL SERVICES COMPANY)
(A Development Stage Company)
BALANCE SHEET

	August 31,	May 31,
	2011	2011
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS
Cash	27,344	15,324
Account receivable	600	600

TOTAL CURRENT ASSETS	27,944	15,924

TOTAL ASSETS	$27,944	$15,924

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:

Note payable-stockholders (note 6)	144,999	120,083
Note- payable (note 5)	166,164	111,325
Accrued expenses and sundry current liabilities (note 4)	121,698	85,544

TOTAL CURRENT LIABILITIES	$432,861	$316,952

STOCKHOLDERS’ DEFICIENCY

Common stock, $.00001 par value, 500,000,000 shares authorized, 57,615,000 shares issued and outstanding	$576	$576
Additional paid in capital	76,142	76,142
Offering costs	(27,155)	(27,155)
Accumulated deficit	(81,158)	(81,158)
Deficit accumulated during development stage	(373,322)	(269,433)

TOTAL STOCKHOLDERS’ DEFICIENCY	$(404,917)	$(301,028)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$27,944	$15,924

The accompanying notes are an integral part of the financial statements

IMETRIK M2M SOLUTIONS INC
(Formerly known as MONTREAL SERVICES COMPANY)
(A Development Stage Company)
STATEMENTS OF OPERATIONS

Three months ended August 31, 2011 and 20010 and Beginning of development stage (September 1st, 2010), through August 31, 2011 (unaudited)

				Beginning of
				development stage
				(September 1st,
	Three months	Three months		2010)
	Ended	Ended		to
	August 31,	August 31,		August 31,
	2011	2010		2011

SALES	$-	$-		$-

COSTS AND EXPENSES: Cost of sales

Research and development	30,776	-		54,160
Selling, general and administrative	66,450	48,267		303,408

Interests	6,663	1,085		15,236

Stock dividend	-	-		518

Exchange loss	-	-		-

TOTAL COSTS AND EXPENSES	103,889	49,352		373,322

NET (LOSS)	$(103,889)	$(49,352)		$(373,322)

Net (Loss) Per Share	$(0.00)	$(0.00)	$	N/A

Average weighted Number of Shares	57,615,000	14,403,750		N/A

The accompanying notes are an integral part of the financial statements

IMETRIK M2M SOLUTIONS INC
(Formerly known as MONTREAL SERVICES COMPANY)
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Three months ended August 31, 2011 and 2010 and Beginning of development stage (September 1st, 2010)
through August 31, 2011 (unaudited)

			Beginning of
			development stage
			(September 1st,
	Three months	Three months	2010)
	Ended	Ended	to
	August 31,	August 31,	August 31,
	2011	2010	2011

Net loss	$(103,889)	$(49,352)	$(373,322)

Changes in operating assets and liabilities:

Account receivable		-	-
Stock dividend		-	518

Accrued expenses and sundry current liabilities	36,154	7,511	93,429

Net cash used in operating activities	$(67,735)	$(41,841)	$(279,375)

Financing activities

Sale of common stock		-	518
Offering costs		-	(518)
Proceeds of loans payable shareholder	24,916	32,995	80,119
Proceeds of loans payable	54,839	-	166,164

Net cash provide by financing activities	$79,755	$32,995	$246,283

(Decrease) increase in cash	12,020	(8,846)	(33,092)

Cash- beginning of period	15,324	69,282	60,436

Cash - end of period	$27,344	$60,436	$27,344

The accompanying notes are an integral part of the financial statements

IMETRIK M2M SOLUTIONS INC
(Formerly known as MONTREAL SERVICES COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

The Company was incorporated under the laws of the State of Nevada on May 6, 2009. The Company’s specific goal was to create a profitable service for placing Canadian citizens in accounting positions with Canadian corporations. On August 5, 2010, we changed our name to iMetrik M2M Solutions Inc. to reflect our new business purpose of bringing solutions to the Machine-to-Machine market ( Machine-to-Machine (M2M) refers to technologies that allow both wireless and wired systems to communicate with other devices of the same ability). Initially the Company wants to cover applications for fixed assets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE COMPANY

The Company currently has operations but no revenues and, in accordance with the relevant authoritive guidance is considered a Development Stage Enterprise. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from May 6, 2009 to the current balance sheet date.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with original maturities not exceeding three months to be cash equivalents.

The Company cash balances accounts at institution are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

FAIR VALUE MEASUREMENTS

The Company adopted the provisions of ASC Topic 820, "Fair Value Measurements and Disclosures", which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, deposits, prepaid expenses, notes payable, and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

MC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. MC 820 describes three levels of inputs that may be used to measure fair value:

*	level l - quoted prices in active markets for Identical assets or liabilities
*	level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable
*	level 3 - inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

INCOME TAXES

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

USE OF ESTIMATES

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

LOSS PER COMMON SHARE

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities.

STOCK BASED COMPENSATION

The Company accounts for stock options and similar equity instruments issued in accordance with the authoritative literature, "Share-Based Payment". Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The authoritative literature requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

ORGANIZATIONAL

Organizational costs, which relate to the Company start-up organization, are expenses as incurred. Such costs are included in selling, general and administrative costs.

OFFERING COSTS

Offering costs, which relate to the Company Registration Statement on form S-1, are taken directly as a reduction of shareholders equity as incurred.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred.

NEW ACCOUNTING PRONOUNCEMENTS

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations and cash flows when implemented.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company posted net loss of $103,889 for the three month ended August 31, 2011. The Company had no revenue for the three month period ended August 31, 2011.These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans for the Company’s continued existence include selling additional stock and borrowing additional funds to pay overhead expenses.

The Company’s future success is dependent upon its ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that the Company will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.

The Company’s inability to obtain additional cash could have a material adverse effect on its financial position, results of operations and its ability to continue in existence. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – ACCRUED EXPENSES AND SUNDRY CURRENT LIABILITIES

Accrued expenses consisted of the following at:

	August 31, 2011	May 31, 2011
Accrued interest	$17,899	$11,429
Accrued operating expenses	103,799	74,115
	$121,698	$85,544

NOTE 5 – NOTE PAYABLE

For the three month period ended August 31, 2011, the Company received additional loans from Capex Investments Limited, a shareholder, in the amount of $54,839. In 2011, the Company received loans from Capex Investments Limited in the amount of $111,325. The amount owed to Capex Investments Limited at August 31 is $166,164. These loans carry an interest of 10% and are payable on demand.

NOTE 6 – PAYABLE – STOCKHOLDERS’

For the three month period ended August 31, 2011, the Company received additional loans from Michel St-Pierre, a shareholder, in the amount of $24,916. In 2011, the Company received additional loans from Michel St-Pierre in the amount of $88,198. At August 31, 2011, the loans amounted to $144,999. These loans carry an interest of 10% and are payable on demand.

NOTE 7 – CAPITAL STOCK

The company is authorized to issue 500,000,000 shares of common stock (par value $0.00001) of which 57,615,000 were issued and outstanding as of August 31, 2011.

On January 13, 2010 the Company sold 761,500 shares of common stock (par value $0.00001) for an aggregate consideration of $76,150 and incurred related expenses of $27,155.

On September 28, 2010 the Company paid a stock dividend of 9 additional shares of common stock for each 1 share of common stock outstanding. The record date for the stock dividend was August 18, 2010.

NOTE 8 – INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with the Income Taxes Topic of the FASB ASC. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized and when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizing of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, we continually assess the carrying value of our net deferred tax assets.

As of August 31, 2011 the Company had net operating loss carry forwards of approximately $454,480. These net operating losses are being utilized against the reported income for the three month period ended August 31, 2011. This results in no tax expense or provision for the year.

Components of deferred tax assets and liabilities at August 31, 2011 are as follows:

2011
Deferred tax asset	$176,588
Valuation allowance	(176,588)
Net deferred tax asset	$0

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company does not have any commitments or contingencies.

NOTE 10 – RELATED PARTY TRANSACTIONS

During the three month period ended August 31, 2011, the Company received loans from Michel St-Pierre, a shareholder, in the amount of $24,916. For the year ended May 31, 2011, the Company received loans of $88,198. The amount owed to Michel St-Pierre at August 31, 2011 is $144,999.These loans carry an interest of 10% and are payable on demand.

In 2011, the Company entered into a Consulting Agreement (the “Agreement”) with Michel St-Pierre to provide us with consulting services relating to financial, accounting and management relating to the corporate activities of the Company’s management. The Agreement has a one year term, and for his services Michel St-Pierre will be paid a fee at the rate of Ninety Six Thousand Dollars ($96,000) per annum.

NOTE 11 – SUBSEQUENT EVENTS

Management evaluated all activity of the Company through the issue date of the Financial Statements and noted there were no material subsequent events as of that date.

NOTE 12 – LITIGATION

As of the filing of the present Quarterly report on Form 10-Q, the Company considers there was no pending or threatened litigation, claims, or assessments against the Company for its acts or omission.

Paritz & Company, P.A.	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201)342-7753 Fax: (201) 342-7598 E-Mail: paritz @paritz.com
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Imetrik M2M Solutions, Inc.
(Formerly known as Montreal Services Company)
Mont St-Hilaire, Quebec
Canada  J3H 4T7

We have audited the accompanying balance sheet of Imetrik M2M Solutions, Inc (formerly known as Montreal Services Company). as of May 31, 2011 and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the year ended May 31, 2011 and the period from inception (May 6, 2009) to May 31, 2011 These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imetrik M2M Solutions, Inc. (formerly known as Montreal Services Company) as of May 31, 2011 and the results of its operations and its cash flows for the year ended May 31, 2011 and for the period from inception (May 6, 2009) to May 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3, the accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon, among other things, its successful execution of its plan of operations and ability to raise additional financing.  There is no guarantee that the Company will be able to raise additional capital or sell any of its products or services at a profit.  In addition, the Company posted a net loss of $318,267 for the year ended May 31, 2011 and has incurred operating losses since it’s inception. The Company had no in revenue for the year ended May 31, 2011.  These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PARITZ & COMPANY, P.A.

Hackensack, New Jersey
August 5, 2011

IMETRIK M2M SOLUTIONS INC.
(Formerly known as MONTREAL SERVICES COMPANY)
BALANCE SHEET
May 31,

	2011	2010

ASSETS

CURRENT ASSETS
Cash	$15,324	$69,282
Account receivable	600	600

TOTAL CURRENT ASSETS	15,924	69,882

TOTAL ASSETS	$15,924	$69,882

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES:

Note payable-stockholders (note 5)	120,083	31,885
Note payable (note 5)	111,325	-
Accrued expenses and sundry current liabilities (note 4)	85,544	20,758

TOTAL CURRENT LIABILITIES	$316,952	$52,643

STOCKHOLDERS' EQUITY (DEFICIENCY)
Common stock	$576	$58
Additional paid in capital	76,142	76,142
Offering costs	(27,155)	(27,155)
Accumulated Deficit	(350,591)	(31,806)

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)	$(301,028)	$17,239

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$15,924	$69,882

IMETRIK M2M SOLUTIONS INC.
(Formerly known as MONTREAL SERVICES COMPANY)
STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIENCY)
Period of inception (May 6, 2009) to May 31, 2011

Stockholders Equity (Deficiency)

Stockholders Equity (Deficiency)	Shares	Common stock Authorized 500,000,000 Shares, Par value $0,00001	Additional paid in Capital	Accumulated Deficit	Offering Costs	Total

Period of inception (May 6, 2009)	-	$-	$-	$-	$-	$-
Proceeds from the issuance of common stock	5,000,000	50	-	-	-	50
Offering costs			-	-	(15,000)	(15,000)
Net Loss			-	(294)	-	(294)
May 31, 2009	5,000,000	50	-	(294)	(15,000)	(15,244)
Proceeds from the issuance of Common stock	761,500	8	76,142	-	-	76,150
Offering costs			-	-	(12,155)	(12,155)
Net Loss			-	(31,512)	-	(31,512)
May 31, 2010	5,761,500	58	76,142	(31,806)	(27,155)	17,239
Stock dividend (note 7)	51,853,500	518		(518)		-
Net Loss				(318,267)		(318,267)
May 31, 2011	57,615,000	$576	$76,142	$350,591	$(27,155)	$(301,028)

IMETRIK M2M SOLUTIONS INC.
(Formerly known as MONTREAL SERVICES COMPANY)
STATEMENTS OF OPERATIONS

	Year ended May 31, 2011	Period from inception (May 6, 2009 ) to May 31, 2011

SALES	$-	$600

COSTS AND EXPENSES:	-	-
Selling, general and administrative	285,225	315,167
Research and Development	23,384	23,384

Interest	9,658	12,119
Exchange loss	-	3

TOTAL COSTS AND EXPENSES	318,267	350,673

NET LOSS	$(318,267)	$(350,073)

Net (Loss) Gain Per Share	$(0.06)	$(0.07)

Average weighted Number of Shares	5,119,274	5,119,274

IMETRIK M2M SOLUTIONS INC.
(Formerly known as MONTREAL SERVICES COMPANY)
STATEMENTS OF CASH FLOWS

	Year ended May 31, 2011	Period from inception (May 6, 2009 ) to May 31, 2011

Net (loss) gain	$(318,267)	$(350,073)

Changes in operating assets and liabilities:

Account receivable	-	(600)

Accrued expenses and sundry current liabilities	64,786	85,544

Net cash used by operating activities	$(253,481)	$(265,129)

Financing activities

Sale of common stock	518	76,718

Offering costs	(518)	(27,673)
Proceeds of loans payable shareholder	88,198	120,083
Proceeds of loans payable	111,325	111,325

Net cash provided by financing activities	$199,523	$280,453

Decrease in cash	(53,958)	15,324

Cash- beginning of period	69,282	-

Cash - end of period	$15,324	$15,324

IMETRIK M2M SOLUTIONS INC.
(Formerly known as MONTREAL SERVICES COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1-NATURE OF BUSINESS

The Company was incorporated under the laws of the State of Nevada on May 6, 2009. The Company’s specific goal was to create a profitable service for placing Canadian citizens in accounting positions with Canadian corporations. On August 5, 2010, we changed our name to iMetrik M2M Solutions Inc. to reflect our new business purpose of bringing solutions to the Machine-to-Machine market ( Machine-to-Machine (M2M) refers to technologies that allow both wireless and wired systems to communicate with other devices of the same ability). Initially the Company wants to cover applications for fixed assets.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with original maturities not exceeding three months to be cash equivalents.

The Company cash balances accounts at institution are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

FAIR VALUE MEASUREMENTS

The Company adopted the provisions of ASC Topic 820, "Fair Value Measurements and Disclosures", which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, deposits, prepaid expenses, notes payable, and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

MC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. MC 820 describes three levels of inputs that may be used to measure fair value:

*	level l - quoted prices in active markets for Identical assets or liabilities
*	level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable
*	level 3 - inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

INCOME TAXES

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

USE OF ESTIMATES

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

LOSS PER COMMON SHARE

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities.

STOCK BASED COMPENSATION

The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), "Share-Based Payment". Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

ORGANIZATIONAL

Organizational costs, which relate to the Company start-up organization, are expenses as incurred. Such costs are included in selling, general and administrative costs.

OFFERING COSTS

Offering costs, which relate to the Company Registration Statement on form S-1, are taken directly as a reduction of shareholders equity as incurred.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred.

NEW ACCOUNTING PRONOUNCEMENTS

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations and cash flows when implemented.

NOTE 3--GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company posted net loss of $318,267 for the year ended May 31, 2011 as compared to net loss of $31,512 last year. The Company had no revenue for the year ended May 31, 2011.These factors among others raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans for the Company's continued existence include selling additional stock and borrowing additional funds to pay overhead expenses.

The Company's future success is dependent upon its ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that the Company will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.

The Company's inability to obtain additional cash could have a material adverse effect on its financial position, results of operations and its ability to continue in existence. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4--ACCRUED EXPENSES AND SUNDRY CURRENT LIABILITIES

Accrued expenses consisted of the following at May 31:

	2011	2010
Accrued interest	$11,429	$2,055
Accrued operating expenses	74,115	18,703
	$85,544	$20,758

NOTE 5—PAYABLE

In 2011, the Company received loans from Capex Investments Limited in the amount of $111,325. The amount owed to Capex Investments Limited at May 31 is $111,325. These loans carry an interest of 10% and are payable on demand.

NOTE 6--PAYABLE – STOCKHOLDERS’

In 2009, the Company received loans from Michel St-Pierre, a shareholder, in the amount of $15,050. In 2010, the Company received additional loans from Michel St-Pierre in the amount of $16,835. In 2011, the Company received additional loans from Michel St-Pierre in the amount of $88,198. At May 31, 2011, the loans amounted to $120,083. These loans carry an interest of 10% and are payable on demand.

NOTE 7 -CAPITAL STOCK

The company is authorized to issue 500,000,000 shares of common stock (par value $0.00001) of which 57,615,000 were issued and outstanding at of May 31, 2011.

On January 13, 2010, the Company sold 761,500 shares of common stock (par value $0.00001) for an aggregate consideration of $76,150 and incurred related expenses of $12,155.

On September 28, 2010 the Company paid a stock dividend of 9 additional shares of common stock for each 1 share of common stock outstanding. The record date for the stock dividend was August 18, 2010.

NOTE 8 -INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with the Income Taxes Topic of the FASB ASC. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized and when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizing of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, we continually assess the carrying value of our net deferred tax assets.

As of May 31, 2011 the company had net operating loss carry forwards of approximately $350,073. These net operating losses are being utilized against the reported income for the year ended May 31, 2011. This results in no tax expense or provision for the year.

Components of deferred tax assets and liabilities at May 31, 2011 are as follows:

	2011	2010

Deferred tax asset	$140,066	$12,729
Valuation allowance	(140,066)	(12,729)
Net deferred tax asset	$0	$0

The Company has recorded a full valuation allowance against its deferred tax asset since it believes it is more likely than not that such deferred tax asset will not be realized.

NOTE 9 -COMMITMENTS AND CONTINGENCIES

The Company does not have any commitments nor contingencies.

NOTE 10 -RELATED PARTY TRANSACTIONS

In 2009, the Company received loans from Michel St-Pierre, a stockholder, in the amount of $15,050. In 2010, the Company received loans of $16,835. In 2011, the Company received loans of $88,198.The amount owed to Michel St-Pierre at May 31, 2011 is $120,083. These loans carry an interest of 10% and are payable on demand.

In 2011, the Company entered into a Consulting Agreement (the “Agreement”) with Michel St-Pierre to provide us with consulting services relating to financial, accounting and management relating to the corporate activities of the Company’s management.  The Agreement has a one year term, and for his services Michel St-Pierre will be paid a fee at the rate of Ninety Six Thousand Dollars ($96,000) per annum.

NOTE 11 – SUBSEQUENT EVENTS

Management evaluated all activity of the Company through the issue date of the Financial Statements and noted there were no material subsequent events as of that date.

NOTE 12 – LITIGATION

As of the filing of the present Annual report on form 10-K, the Company considers there was no pending or threatened litigation, claims, or assessments against the Company for its acts or omission.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no disagreements on accounting and financial disclosures from the inception of our company through November 30, 2011

ITEM 15.                      EXHIBITS.

The following is a complete list of exhibits filed as part of this annual report:

		Incorporated by reference
Exhibit Number	Document Description	Form	Date	Number	Filed herewith
3.1	Articles of Incorporation, as amended.	S-1	6/19/09	3.1

3.2	Bylaws.	S-1	6/19/09	3.2

4.1	Stock Certificate	S-1	6/19/09	4.1

10.1	Consulting Agreement – Michel St-Pierre.	10-K	8/19/11	10.1

10.2	Consulting Agreement – Jean-Paul Langlais.	10-K	8/19/11	10.2

14.1	Code of Ethics	10-K	8/20/10	14.1

99.1	Audit Committee Charter	10-K	8/20/10	99.2

99.2	Disclosure Committee Charter	10-K	8/20/10	99.3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of December, 2011.

iMETRIK M2M SOLUTIONS INC.

BY:	MICHEL ST-PIERRE
Michel St-Pierre
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors

EXHIBIT INDEX

		Incorporated by reference
Exhibit Number	Document Description	Form	Date	Number	Filed herewith
3.1	Articles of Incorporation, as amended.	S-1	6/19/09	3.1

3.2	Bylaws.	S-1	6/19/09	3.2

4.1	Stock Certificate	S-1	6/19/09	4.1

10.1	Consulting Agreement – Michel St-Pierre.	10-K	8/19/11	10.1

10.2	Consulting Agreement – Jean-Paul Langlais.	10-K	8/19/11	10.2

14.1	Code of Ethics	10-K	8/20/10	14.1

99.1	Audit Committee Charter	10-K	8/20/10	99.2

99.2	Disclosure Committee Charter	10-K	8/20/10	99.3